SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 28, 2024 (the “Second Amendment Effective Date”) by and among EXPENSIFY, INC., a Delaware corporation (in its capacity as borrower representative, “Borrower Representative”), the Lenders party hereto, constituting Required Lenders, Canadian Imperial Bank of Commerce (in its individual capacity, “CIBC”, and in its capacity as administrative agent and collateral agent for the Lenders “Agent”).
RECITALS
1.Borrower Representative, Lenders and Agent are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of February 21, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.
2.Borrower Representative has requested certain modifications to the terms of the Agreement, and Agent and Required Lenders, although under no obligation to do so, have agreed to such modifications, on the terms set forth herein.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.
2.Amendments.
2.1.Section 7.1 of the Agreement is hereby amended by adding the following sentence at the end of such Section: “Real Estate SPV shall not dispose of the real estate assets owned by it except to the extent the net cash proceeds of such disposition are promptly transferred to a Loan Party.”
2.2.A new Section 7.12 is hereby added to the Agreement in appropriate numerical order, to read as follows:
7.12    Real Estate SPV. Without limitation of Section 7.5, Real Estate SPV shall not incur any Lien on its assets except Liens constituting Permitted Liens consistent with the limited operations and activities set forth in clause (b)(i) of the defined term “Excluded Subsidiary”.

Section 8.6 of the Agreement is hereby amended by deleting the last sentence of such Section.
2.3.Exhibit A to the Agreement is hereby amended by adding in appropriate alphabetical order or amending and restating the following defined terms, as applicable, as set forth below:
“Excluded Subsidiary” means:
(a)any MSB Subsidiary,
(b)Real Estate SPV, provided that such Real Estate SPV

(i)does not engage in any operations or activities except to maintain legal existence, maintain the ownership of the real property and activities ancillary or reasonably related thereto;
(ii)does not hold assets (other than de minimis assets) other than real estate assets;
(iii)does not incur any Indebtedness (except for intercompany liabilities permitted by the terms of this Agreement) or grant any Liens (except for Liens arising as a matter of law in the Ordinary Course of Business securing obligations not yet past due or which are being disputed in good faith and by appropriate proceedings; and
(c)any other Subsidiary that is not a Loan Party and designated as an Excluded Subsidiary by Borrower Representative by written notice to Agent, provided that with respect to all Subsidiaries so designated in accordance with this clause (c), Borrowers maintain compliance with Section 6.11(b).
As of the Effective Date, Expensify Limited, Expensify Australia Pty Ltd, Expensify Canada Inc., Expensify Lounge LLC, Expensify Netherlands B.V., Damasko, LLC and Fifth & Harvey, LLC are designated as Excluded Subsidiaries, and as of the Second Amendment Effective Date, the Real Estate SPV is designated as an Excluded Subsidiary, in each case, consistent with the foregoing requirements.
“Second Amendment Effective Date” means August 28, 2024.
2.4.Exhibit A to the Agreement is hereby amended by amending the defined term “Permitted Indebtedness” to amend and restate clause (i) thereof to read as follows:
(i)    [Reserved]
2.5.Exhibit A to the Agreement is hereby amended by amending the defined term “Permitted Liens” to amend and restate clause (l) thereof to read as follows:
(l)    [Reserved]
2.6.Exhibit A to the Agreement is hereby amended by deleting the defined term “Real Estate Loan Facility”.
7.Obligations. Each Borrower hereby acknowledges that the Obligations are due and owing as set forth in the Agreement without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind. All security interests granted to Agent by Borrowers under any Loan Document is hereby reaffirmed by Borrowers and shall continue to secure the Obligations from the Closing Date. Except as expressly set forth herein, the terms of the Loan Documents remain in effect. This Amendment is a Loan Document.
8.Representations. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants as follows:
(a)The representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects as of the date of this Amendment (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date).

(b)No Event of Default has occurred or presently exists.
(c)Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment.
(d)The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of its obligations under the Agreement (a) have been duly authorized by all necessary action on the part of such Borrower, and (b) will not contravene (i) any law or regulation binding on or affecting such Borrower, (ii) any contractual restriction with a Person binding on such Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (iv) the Operating Documents of such Borrower.
(e)The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of its obligations under the Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made.
9.Counterparts; Electronic Execution of Documents. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof.
10.Effectiveness. This Amendment shall be effective upon due execution and delivery of this Amendment by the parties hereto, .and receipt of the payoff amount pursuant to that certain existing loan facility between Real Estate SPV and CIBC
11.Expenses. Borrowers shall pay all Lender Expenses incurred in connection with this Amendment upon demand.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.
BORROWER REPRESENTATIVE:
EXPENSIFY, INC.
By:    /s/ David Barrett
    Name: David Barrett
    Title: Founder and CEO
ADMINISTRATIVE AGENT AND LENDER:
CANADIAN IMPERIAL BANK OF COMMERCE
By:    /s/ Ian Curry
    Name: Ian Curry
    Title: Authorized Signatory
By:    /s/ Joshua Tam
    Name: Joshua Tam
    Title: Authorized Signatory